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                                                                     Exhibit 8.1


                    [Letterhead of Appleby Spurling & Kempe]

                                10 February 2003

Endurance Specialty Holdings Ltd.
Crown House
4 Par-la-Ville Road
Hamilton
Bermuda


Dear Sirs

ENDURANCE SPECIALTY HOLDINGS LTD. (THE "COMPANY") - REGISTRATION STATEMENT ON FORM S-1

We have acted as Bermuda tax counsel to the Company, and this opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (No. 333-102026) and related documents (the "Registration Statement") in relation to the Company issuing up to 11,040,000 ordinary shares of the Company, US$1.00 par value per share (the "Shares").

For the purposes of this opinion we have examined and relied upon the documents listed in the Schedule to this opinion (the "Documents"). Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

ASSUMPTIONS

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies;

(b) that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;


(c)      the genuineness of all signatures on the Documents;
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Endurance Specialty Holdings Ltd.           2                   10 February 2003

(d) the authority, capacity and power of each of the persons signing the Documents which we have reviewed (other than the Company, its Directors or Officers); and

(e) that any statements of fact or law, other than as to Bermuda law, made in any of the Documents are true, accurate and complete.

OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that the statements in the prospectus, forming part of the Registration Statement under the heading "Material Tax Considerations - Certain Bermuda Tax Considerations" in so far as it purports to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.

RESERVATION

We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

DISCLOSURE

This opinion is addressed to you solely for your benefit in connection with the registration of the Shares with the Securities and Exchange Commission. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company. As Bermuda attorneys, however, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda, accordingly we do not admit to being an expert within the meaning of the Securities Act.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,




APPLEBY SPURLING & KEMPE

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Endurance Specialty Holdings Ltd.           3                   10 February 2003


                                    SCHEDULE


1. Certified copies of the Certificate of Incorporation, Memorandum of Association, and Certificate of Deposit of Memorandum of Increase of Share Capital of the Company.

2.       Certified copy of the Bye-Laws adopted 19 July 2002 of the Company.

3.       A certified copy of the "Foreign Exchange Letter", dated 27 June 2002.

4. A copy of the permissions dated 18 December 2002 and 29 January 2003, respectively, issued by the Bermuda Monetary Authority in relation to the Company.

5. A certified copy of the "Tax Assurance", dated 18 July 2002, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

6.       A copy of the Registration Statement.